Exhibit 99.1

ALERIS INTERNATIONAL, INC.

News Release

For Immediate Release

Aleris Management Hosts Analyst Meeting

BEACHWOOD, OH — May 24, 2005 —/PR Newswire-First Call/—Aleris International, Inc., (NYSE:ARS) announces that it will make a presentation to securities analysts on the evening of May 24, 2005, followed by a tour of the Company’s Uhrichsville, Ohio facility on May 25, 2005. In addition to discussing the merger rationale, recent performance, synergy status, and strategic outlook, the Company expects to provide previously undisclosed material information. The presentation slides are available at www.aleris.com, and a replay of the management commentary will be available on the same website after 10:00pm Eastern Daylight Time this evening.

Aleris International, Inc. is a global leader in aluminum recycling and the production of specification alloys and is a major North American manufacturer of common alloy sheet. We are also a leading manufacturer of value-added zinc products that include zinc oxide, zinc dust and zinc metal. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 28 production facilities in the U.S., Brazil, Germany, Mexico and Wales, and employs approximately 3,200 employees.

Contact	Michael D. Friday
Aleris International, Inc.
Phone # 216-901-3503